Exhibit 99.2

STONEGATE BANK

C/O BROADRIDGE
P O BOX 1342
BRENTWOOD, NY 11717

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or special meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

| | For | Against | Abstain |
|---|---|---|---|
| 1. A proposal to approve the Agreement and Plan of Merger, dated March 27, 2017, as it may be amended from time to time, by and among Stonegate Bank, Home BancShares, Inc. and its wholly-owned bank subsidiary, Centennial Bank, an Arkansas state bank, pursuant to which Stonegate Bank will merge with and into Centennial Bank, with Centennial Bank as the surviving bank, as more fully described in the joint proxy statement/prospectus (the "Merger Proposal"); | ☐ | ☐ | ☐ |
| 2. A proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Stonegate Bank may receive in connection with the Merger Proposal pursuant to existing agreements or arrangements with Stonegate Bank; and | ☐ | ☐ | ☐ |
| 3. A proposal for adjournment of the Stonegate Bank Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Stoengate Bank Special Meeting to approve the Merger Proposal. | ☐ | ☐ | ☐ |

**NOTE:** The proxies are authorized to vote upon such other matters as may properly come before the Special Meeting.

0000332729_1 R1.0.1.15

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, LLC or partnership, please sign in full corporate, LLC or partnership name, by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

SPECIAL MEETING OF SHAREHOLDERS STONEGATE BANK         , 2017 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of Meeting, joint proxy statement/prospectus and proxy card are available at www.proxyvote.com Please sign, date, and mail your proxy card in the envelope provided as soon as possible. Important Merger Agreement, Notice Regarding Dissenters’ the Rights, Availability Fairness of Opinions Proxy Materials and General for the Information Special is/are Meeting: available The Joint at www Proxy .proxyvote Statement/ .com Prospectus, STONEGATE BANK Special Meeting of Shareholders         , 2017 -     :00 PM This proxy is solicited by the Board of Directors The undersigned hereby appoints Steve Cameron and Sharon Jones, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of Common Stock, $5.00 par value, of Stonegate Bank, a Florida chartered commercial bank (“Stonegate Bank”), which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at the Lighthouse Point Yacht Club, 2701 NE 42nd Street, Lighthouse Point, FL 33064 at     :00 p.m., local time, on         , 2017, or any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to cast if personally present upon the matters referred to on this proxy and, in their discretion, upon any other business as may come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Special Meeting or any adjournment or postponement thereof. . 15 . 1 . 0 R1 _ 2 0000332729 Continued and to be signed on reverse side